Exhibit 10.3

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT is entered into as of March 6, 2006 by and among Home Solutions of America, Inc., a Delaware corporation (the "Borrower"), each of the Debtors set forth on the signature pages hereof (each a "Debtor", and collectively with the Borrower, the "Debtors"), and Texas Capital Bank, National Association, a national banking association ("Lender") on behalf of itself and its Affiliates (the "Secured Party").

PRELIMINARY STATEMENT

Borrower and Lender are entering into a Loan Agreement dated as of March 6, 2006 (as it may be amended, restated or modified from time to time, the "Loan Agreement").  Borrower and Debtors are entering into this Pledge and Security Agreement (as it may be amended, restated or modified from time to time, the "Security Agreement") in order to, among other things, induce Lender to enter into and extend credit to Borrower under the Loan Agreement.

ACCORDINGLY, Borrower, Debtors and Secured Party hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1              Terms Defined in Loan Agreement.  All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Loan Agreement.

1.2              Terms Defined in Texas Uniform Commercial Code.  Terms defined in the Texas Uniform Commercial Code which are not otherwise defined in this Security Agreement are used herein as defined in the Texas Uniform Commercial Code as in effect on the date hereof.

1.3              Definitions of Certain Terms Used Herein.  As used in this Security Agreement, in addition to the terms defined in the Preliminary Statement, the following terms shall have the following meanings:

"Accounts" mean any "account," as such term is defined in Section 9.102(a)(2) of the UCC, now owned or hereafter acquired by any Debtor, and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by such Debtor:  (a) all rights of such Debtor to payment for goods sold or leased or services rendered or the license of Intellectual Property, whether or not earned by performance, (b) all accounts receivable (including Health Care Insurance Receivables) of such Debtor, (c) all rights of such Debtor to receive any payment of money or other form of consideration, (d) all security pledged, assigned, or granted to or held by such Debtor to secure any of the foregoing, (e) all guaranties of, or indemnifications with respect to, any of the foregoing, (f) all Chattel Paper, (g) all Instruments, and (h) all rights of such Debtor as unpaid sellers of goods or services, including, but not limited to, all rights of stoppage in transit, replevin, reclamation, and resale.

"Account Debtor" means any Person who is or who may become obligated to any Debtor under, with respect to, or on account of an Account.

"Article" means a numbered article of this Security Agreement, unless another document is specifically referenced.

"Chattel Paper" means any "chattel paper", as such term is defined in Section 9.102(a)(11) of the UCC, now owned or hereafter acquired by any Debtor and, in any event, shall include, without limitation, all Electronic Chattel Paper, Tangible Chattel Paper and all records that evidence both a monetary obligation and a security interest in specific goods, a security interest in specific goods and software used in the goods, or a lease of specific goods, now owned or hereafter acquired by such Debtor.

"Collateral" means all Accounts, Chattel Paper, Documents, Equipment, General Intangibles, Financial Assets, Letter of Credit Rights, Commercial Tort Claims, Fixtures, Investment Property, Instruments, Inventory, Pledged Securities, Health Care Insurance Receivables, Intellectual Property, Deposit Accounts, including all funds, certificates, checks, drafts, wire transfer receipts, and other earnings, profits, or other proceeds from time to time representing, evidencing, deposited into, or held in Deposit Accounts, Stock Rights and Other Collateral, wherever located, in which any Debtor now has or hereafter acquires any right or interest, and the Proceeds, insurance proceeds and products thereof, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto.

"Commercial Tort Claims" means any "commercial tort claim", as such term is defined in Section 9.102(a)(13) of the UCC, now owned or hereafter acquired by any Debtor and in any event, shall include, without limitation, any claim now owned or hereafter acquired by such Debtor, arising in tort with respect to which:  (a) the claimant is an organization; or (b) the claimant is an individual and the claim (i) arose in the course of the claimant's business or profession and (ii) does not include damages arising out of personal injury to or the death of an individual.

"Control" shall have the meaning set forth in Section 9.314 of the UCC.

"Debtors" shall mean, collectively, the Borrower, the Debtors, and their respective successors and assigns.

"Deposit Accounts" means any "deposit account", as such term is defined in Section 9.102(a)(29) of the UCC, now owned or hereafter acquired by any Debtor and in any event, shall include, without limitation, any and all deposit accounts or other bank accounts now owned or hereafter acquired or opened by such Debtor, and any account which is a replacement or substitute for any of such accounts, including, without limitation, those deposit accounts identified on Exhibit A.

"Documents" means any "document", as such term is defined in Section 9.102(a)(30) of the UCC, now owned or hereafter acquired by any Debtor, including without limitation all bills of lading, dock warrants, dock receipts, warehouse receipts and orders for the delivery of goods, and also any other document which in the regular course of business or financing is treated as adequately evidencing that the person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers.

"Electronic Chattel Paper" means any "electronic chattel paper", as such term is defined in Section 9.102(a)(31) of the UCC, now owned or hereafter acquired by any Debtor.

"Equipment" means any "equipment", as such term is defined in Section 9.102(a)(33) of the UCC, now owned or hereafter acquired by any Debtor and, in any event, shall include, without limitation, all machinery, equipment, furnishings, Fixtures and vehicles now owned or hereafter acquired by such Debtor and any and all additions, substitutions, and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment, and accessories installed thereon or affixed thereto.

"Exhibit" refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.

"Financial Assets" means any "financial asset", as such term is defined in Section 8.102(a)(9) of the UCC, now owned or hereafter acquired by any Debtor.

"Fixtures" means all goods which become so related to particular real estate that an interest in such goods arises under any real estate law applicable thereto, including, without limitation, all trade fixtures.

"General Intangibles" means any "general intangibles", as such term is defined in Section 9.102(a)(42) of the UCC, now owned or hereafter acquired by any Debtor and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by such Debtor:  (a) all of such Debtor's trade secrets, Intellectual Property, registrations, renewal rights, goodwill franchises, licenses, permits, proprietary information, customer lists, designs, and inventions, (b) all of such Debtor's books, records, data, plans, manuals, computer software, and computer programs, (c) all of such Debtor's contract rights, partnership interests, joint venture interests, securities, deposit accounts, investment accounts, certificates of deposit, and investment property, (d) all rights of such Debtor to payment under letters of credit and similar agreements, (e) all tax refunds and tax refund claims of such Debtor, (f) all choses in action and causes of action of such Debtor (whether arising in contract, tort, or otherwise and whether or not currently in litigation) and all judgments in favor of such Debtor, (g) all rights and claims of such Debtor under warranties and indemnities, and (h) all rights of such Debtor under any insurance, surety, or similar contract or arrangement.  General intangibles includes payment intangibles.

"Health Care Insurance Receivable" means any "health care insurance receivable", as such term is defined in Section 9.102(a)(46) of the UCC, now owned or hereafter acquired by any Debtor and, in any event, shall include, without limitation, any interest in or claim under a policy of insurance that is a right to payment of a monetary obligation for health care goods or services provided, whether now owned or hereafter acquired by such Debtor.

"Instrument" means any "instrument", as such term is defined in Section 9.102(a)(47) of the UCC, now owned or hereafter acquired by any Debtor, other than stock and other securities, and in any event, shall include, without limitation, all promissory notes, drafts, bills of exchange and trade acceptances of such Debtor, whether now owned or hereafter acquired.

"Intellectual Property" means the copyrights, copyright licenses, patents, patent licenses, trademarks, and trademark licenses now owned or hereafter acquired by any Debtor.

"Inventory" means any "inventory", as such term is defined in Section 9.102(a)(48) of the UCC, now owned or hereafter acquired by any Debtor, and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by such Debtor:  (a) all goods and other personal property of such Debtor that are held for sale or lease or to be furnished under any contract of service, (b) all raw materials, work-in-process, finished goods, inventory, supplies, and materials of such Debtor, (c) all wrapping, packaging, advertising, and shipping materials of such Debtor, (d) all goods that have been returned to, repossessed by, or stopped in transit by such Debtor, and (e) all Documents evidencing any of the foregoing.

"Investment Property" means any "investment property", as such term is defined in Section 9.102(a)(49) of the UCC, now owned or hereafter acquired by any Debtor, and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by such Debtor:  (a) any security, whether certificated or uncertificated; (b) any security entitlement; (c) any securities account (including, without limitation, those described on Exhibit B); (d) any commodity contract; and (e) any commodity account (including, without limitation, those identified on Exhibit B).

"Letter-of-Credit Right" means any "letter-of-credit right", as such term is defined in Section 9.102(a)(51) of the UCC, now owned or hereafter acquired by any Debtor, and in any event, shall include, without limitation, any right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance (but shall not include any right of a beneficiary to demand payment or performance under a letter of credit), now owned or hereafter acquired by such Debtor.

"Obligations" means:

(a)        each Debtor's obligations and indebtedness under the Loan Agreement, each Loan Document and this Security Agreement;

(b)        all future advances by Lender or its Affiliates to any Debtor;

(c)        all costs and expenses, including, without limitation, all reasonable attorneys' fees and legal expenses, incurred by Lender or its Affiliates to preserve and maintain the Collateral, collect the obligations herein described, and enforce this Security Agreement;

(d)        all other obligations, indebtedness, and liabilities of each Debtor to Lender or its Affiliates, now existing or hereafter arising, regardless of whether such obligations, indebtedness, and liabilities are similar, dissimilar, related, unrelated, direct, indirect, fixed, contingent, primary, secondary, joint, several, or joint and several;

(e)        all amounts owed under any extension, renewal, or modification of any of the foregoing; and

(f)         any of the foregoing that arises after the filing of a petition by or against any Debtor under the Bankruptcy Code, even if the obligations due do not accrue because of the automatic stay under Bankruptcy Code § 362 or otherwise.

"Other Collateral" means any property of any Debtor, other than real estate, not included within the defined terms Accounts, Chattel Paper, Documents, Equipment, General Intangibles, Financial Assets Instruments, Letter-of-Credit Rights, Commercial Tort Claims, Inventory, Investment Property, Pledged Securities, Deposit Accounts, including all funds, certificates, checks, drafts, wire transfer receipts, and other earnings, profits, or other proceeds from time to time representing, evidencing, deposited into, or held in Deposit Accounts, and Stock Rights, including, without limitation, all cash on hand and all deposit accounts or other deposits (general or special, time or demand, provisional or final) with any bank or other financial institution, it being intended that the Collateral include all property of any Debtor other than real estate.

"Pledged Securities" means 100% (50% in the case of Southern Stone Cabinets, Inc., a Florida corporation) of all capital stock (or other equity interests) now or in the future issued by each present and future Debtors (other than the Borrower) and each present and future Subsidiary.

"Proceeds" means any "proceeds," as such term is defined in Section 9.102(a)(65) of the UCC and, in any event, shall include, but not be limited to, (a) any and all proceeds of any insurance, indemnity, warranty, or guaranty payable to any Debtor from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure, or forfeiture of all or any part of the Collateral by any Governmental Authority (or any person acting under color of Governmental Authority), and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

"Receivables" means the Accounts, Chattel Paper, Documents, Investment Property, Instruments, or Commercial Tort Claims, and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

"Section" means a numbered Section of this Security Agreement, unless another document is specifically referenced.

"Secured Obligations" means the Obligations, including without limitation any such Obligations incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, whether or not allowed or allowable in such proceeding.

"Security" has the meaning set forth in 8.102(a)(15) of the UCC.

"Stock Rights" means any securities, dividends or other distributions and any other right or property which any Debtor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any securities or other ownership interests in a corporation, partnership, joint venture or limited liability company constituting Collateral and any securities, any right to receive securities and any right to receive earnings, in which any Debtor now has or hereafter acquires any right, issued by an issuer of such securities.

"Tangible Chattel Paper" means any "tangible chattel paper", as such term is defined in Section 9.102(a)(79) of the UCC, now owned or hereafter acquired by any Debtor.

"UCC" means the Uniform Commercial Code as in effect in the State of Texas, as the same has been or may be amended or revised from time to time, or, if so required with respect to any particular Collateral by mandatory provisions of applicable law, as in effect in the jurisdiction in which such Collateral is located.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II

GRANT OF SECURITY INTEREST

2.1              Security Interest.  Each Debtor hereby pledges, assigns and grants to Secured Party (including their Affiliates), a security interest in all of such Debtor's right, title and interest in and to the Collateral to secure the prompt and complete payment and performance of the Secured Obligations.  If the security interest granted hereby in any rights of any Debtor under any contract included in the Collateral is expressly prohibited by such contract, then the security interest hereby granted therein nonetheless remains effective to the extent allowed by Article or Chapter 9 of the UCC or other applicable law but is otherwise limited by that prohibition.  Secured Party acknowledges that the attachment of its security interest in any Commercial Tort Claim as Collateral is subject to each Debtor's compliance with Section 4.15.

2.2              Debtors Remain Liable.  Notwithstanding anything to the contrary contained herein, (a) each Debtor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its respective duties and obligations thereunder to the same extent as if this Security Agreement had not been executed, (b) the exercise by Secured Party of any of its rights hereunder shall not release any Debtor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) Secured Party shall not have any obligation or liability under any of the contracts and agreements included in the Collateral by reason of this Security Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of any Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

2.3              Authorization to File Financing Statements.  Each Debtor hereby irrevocably authorizes Secured Party at any time and from time to time to file in any UCC jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of such Debtor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article or Chapter 9 of the UCC, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by subchapter E of Chapter 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether such Debtor is an organization, the type of organization and any organization identification number issued to such Debtor and (B) in the case of a financing statement filed as a fixture filing or indicating Collateral as as‑extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates.  Each Debtor agrees to furnish any such information to Secured Party promptly upon request.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Debtor represents and warrants to Secured Party that:

3.1              Title, Authorization, Validity and Enforceability.  Each Debtor has good and valid rights in and title to the Collateral with respect to which it has purported to grant a security interest hereunder, and has full power and authority to grant to Secured Party the security interest in such Collateral pursuant hereto.  The execution and delivery by each Debtor of this Security Agreement has been duly authorized by proper corporate proceedings, and this Security Agreement constitutes a legal, valid and binding obligation of such Debtor and creates a security interest which is enforceable against such Debtor in all now owned and hereafter acquired Collateral.  When financing statements have been filed in the appropriate offices against each Debtor in the locations listed on Exhibit C, Secured Party will have a fully perfected first priority security interest in that Collateral in which a security interest may be perfected by filing.

3.2              Conflicting Laws and Contracts.  Neither the execution and delivery by any Debtor of this Security Agreement, the creation and perfection of the security interest in the Collateral granted hereunder, nor compliance with the terms and provisions hereof will be a material violation of any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Debtor or such Debtor's articles or certificate of incorporation, bylaws, articles of organization or operating agreement or other charter documents, as the case may be, the provisions of any indenture, instrument or agreement to which such Debtor is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a material default thereunder, or result in the creation or imposition of any Lien pursuant to the terms of any such indenture, instrument or agreement (other than any Lien of Secured Party).

3.3              Principal Location.  Each Debtor's mailing address, and the location of its chief executive office and of the books and records relating to the Receivables, are disclosed in Exhibit D; no Debtor has any other places of business except those set forth in Exhibit D.

3.4              Property Locations.  The Inventory, Equipment and Fixtures are located solely at the locations described in Exhibit D.  All of said locations are owned by a Debtor except for locations (i) which are leased by a Debtor as lessee and designated in Part B of Exhibit D and (ii) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment as designated in Part C of Exhibit D, with respect to which Inventory such Debtor has delivered bailment agreements, warehouse receipts, financing statements or other documents satisfactory to the Banks to protect the Secured Party's security interest in such Inventory.

3.5              Deposit, Commodity, and Securities Account.  Exhibit A correctly identifies all deposit, commodity, and securities accounts owned by each Debtor and the institutions holding such accounts.  No Person other than a Debtor has control over any Investment Property.

3.6              Litigation.  To each Debtor's knowledge after due inquiry, there is no litigation investigation or governmental proceeding threatened against any Debtor or any of its properties which if adversely determined would have a material adverse effect on the Collateral or the financial condition, operations, or business of such Debtor.

3.7              No Other Names.  No Debtor has conducted business under any name except the name in which it has executed this Security Agreement.

3.8              No Event of Default.  No Event of Default exists.

3.9              Accounts and Chattel Paper.  The names of the obligors, amounts owing, due dates and other information with respect to the Accounts and Chattel Paper are and will be correctly stated in all records of each Debtor relating thereto and in all invoices and reports with respect thereto furnished to Secured Party by each Debtor from time to time.  As of the time when each Account or each item of Chattel Paper arises, each Debtor shall be deemed to have represented and warranted that such Account or Chattel Paper, as the case may be, and all records relating thereto, are genuine and in all material respects what they purport to be.

3.10          No Financing Statements.  No financing statement describing all or any portion of the Collateral which has not lapsed or been terminated naming any Debtor as debtor has been filed in any jurisdiction except financing statements naming the Secured Party as the secured party.

3.11          Federal Employer Identification Number.  Each Debtor's Federal employer identification number is as listed on Exhibit E.

3.12          Pledged Securities and Other Investment Property.  Exhibit B sets forth a complete and accurate list of the Instruments, Securities and other Investment Property owned by each Debtor.  Each Debtor is the direct and beneficial owner of each Instrument, Security and other type of Investment Property listed on Exhibit B as being owned by it, free and clear of any Liens, except for the security interest granted to Secured Party hereunder.  Each Debtor further represents and warrants that (i) all such Instruments, Securities or other types of Investment Property which are shares of stock in a corporation or ownership interests in a partnership or limited liability company have been (to the extent such concepts are relevant with respect to such Instrument, Security or other type of Investment Property) duly and validly issued, are fully paid and non‑assessable and (ii) with respect to any certificates delivered to the Secured Party representing an ownership interest in a partnership or limited liability company, either such certificates are Securities as defined in Article 8 of the UCC of the applicable jurisdiction as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, such Debtor has so informed Secured Party so that Secured Party may take steps to perfect its security interest therein as a General Intangible.  With respect to ownership interests in its Subsidiaries, Borrower represents and warrants that the Pledged Securities constitute 100% of the issued and outstanding capital stock (or other equity interests) in all of the Debtors.

ARTICLE IV

COVENANTS

From the date of this Security Agreement, and thereafter until this Security Agreement is terminated:

4.1              General.

4.1.1        Reserved.

4.1.2        Reserved.

4.1.3        Reserved.

4.1.4        Financing Statements and Other Actions; Defense of Title.  Each Debtor will execute and deliver to Secured Party all financing statements and other documents and take such other actions as may from time to time be requested by Secured Party in order to maintain a first perfected security interest in and, in the case of Investment Property, Deposit Accounts, Letter-of-Credit-Rights, and Electronic Chattel Paper, Control of, the Collateral.  Each Debtor will take any and all actions necessary to defend title to the Collateral against all persons and to defend the security interest of the Secured Party in the Collateral and the priority thereof against any Lien not expressly permitted hereunder.

4.1.5        Proceeds of Collateral.  While an Event of Default exists, the Debtor will deposit all proceeds of Inventory and Accounts into Deposit Accounts under the Secured Party's Control.

4.1.6        Reserved.

4.1.7        Change in Location, Jurisdiction of Organization or Name.  No Debtor will (i) have any Inventory, Equipment or Fixtures or proceeds or products thereof (other than Inventory and proceeds thereof disposed of as permitted by Section 4.1.5) at a location other than a location specified in Exhibit D, (ii) maintain records relating to the Receivables at a location other than at the location specified on Exhibit D, (iii) maintain a place of business at a location other than a location specified on Exhibit D, (iv) change its name or taxpayer identification number, (v) change its mailing address, or (vi) change its jurisdiction of organization, unless such Debtor shall have given Secured Party not less than 30 days' prior written notice thereof, and the Secured Party shall have determined in its reasonable discretion that such change will not adversely affect the validity, perfection or priority of Secured Party's security interest in the Collateral.

4.1.8        Other Financing Statements.  No Debtor will sign or authorize the signing on its behalf of any financing statement naming it as debtor covering all or any portion of the Collateral, except as permitted by Section 4.1.6.

4.2              Receivables.

4.2.1        Certain Agreements on Receivables.  No Debtor will make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof, except that, prior to the occurrence of an Event of Default, such Debtor may reduce the amount of Accounts arising from the sale of Inventory in accordance with its present policies and in the ordinary course of business.

4.2.2        Collection of Receivables.  Except as otherwise provided in this Security Agreement, each Debtor will collect and enforce, at such Debtor's sole expense, all amounts due or hereafter due to such Debtor under the Receivables.

4.2.3        Delivery of Invoices.  Each Debtor will deliver to Secured Party immediately upon its request after the occurrence of an Event of Default duplicate invoices with respect to each Account bearing such language of assignment as Secured Party shall specify.

4.2.4        Disclosure of Counterclaims on Receivables.  If (i) any discount, credit or agreement to make a rebate or to otherwise reduce the amount owing on a Receivable exists or (ii) if, to the knowledge of any Debtor, any dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened with respect to a Receivable, each Debtor will disclose such fact to Secured Party in writing in connection with the inspection by the Secured Party of any record of such Debtor relating to such Receivable and in connection with any invoice or report furnished by such Debtor to Secured Party relating to such Receivable.

4.3              Inventory and Equipment.

4.3.1        Maintenance of Goods.  Each Debtor will do all things reasonably necessary and consistent with its present policies and practices to maintain, preserve, protect and keep the Inventory and the Equipment in good repair and working and saleable condition.

4.3.2        Insurance.  Each Debtor will (i) maintain fire and extended coverage insurance on the Inventory and Equipment containing a lender's loss payable clause in favor of Secured Party, and providing that said insurance will not be terminated except after at least 30 days' written notice from the insurance company to Secured Party, (ii) maintain such other insurance on the Collateral for the benefit of Secured Party as Secured Party shall from time to time request, (iii) furnish to Secured Party upon the request of Secured Party from time to time the originals of all policies of insurance on the Collateral and certificates with respect to such insurance and (iv) maintain general liability insurance naming Secured Party as an additional insured.

4.3.3        Safekeeping of Inventory; Inventory Covenants.  Secured Party shall not be responsible for (i) the safekeeping of the Inventory; (ii) any loss or damage thereto or destruction thereof occurring or arising in any manner or fashion from any cause; (iii) any diminution in the value of Inventory or (iv) any act or default of any carrier, warehouseman, bailee or forwarding agency or any other Person in any way dealing with or handling the Inventory, except to the extent that any Debtor incurs any loss, cost, claim or damage from any of the foregoing as a result of the gross negligence or willful misconduct of Secured Party.  All risk of loss, damage, distribution or diminution in value of the Inventory shall, except as noted in the previous sentence, be borne by the Debtors.

4.3.4        Records and Schedules of Inventory.  Each Debtor shall keep correct and accurate daily records on a first-in, first-out basis, itemizing and describing the kind, type, quality and quantity of Inventory, such Debtor's cost therefor and selling price thereof, and the daily withdrawals therefrom and additions thereto and Inventory then on consignment, and shall, at the reasonable request of the Secured Party, furnish to the Secured Party, daily copies of the working papers related thereto.  A physical count of the Inventory shall be conducted no less often than annually and a report based on such count of Inventory shall promptly thereafter be provided to Secured Party together with such supporting information including, without limitation invoices relating to such Debtor's purchase of goods listed in said report, as Secured Party shall reasonably request.

4.3.5        Returned and Repossessed Inventory.  If at any time prior to the occurrence of an Event of Default, any Account Debtor returns any Inventory to any Debtor with a value in excess of $50,000, such Debtor shall promptly determine the reason for such return and, if such Debtor accepts such return, issue a credit memorandum (with a copy to be sent to the Secured Party if the Secured Party has so requested) in the appropriate amount to such Account Debtor.  After the occurrence of and during the continuance of an Event of Default, each Debtor shall hold all returned Inventory in trust for Secured Party, shall segregate all returned Inventory from all other property of such Debtor or in its possession and shall conspicuously label said returned Inventory as the property of Secured Party.  Each Debtor shall, in all cases, immediately notify Secured Party of the return of any Inventory with a value in excess of $50,000, specifying the reason for such return and the location and condition of the returned Inventory.

4.4              Instruments, Securities, Chattel Paper, and Documents.  Each Debtor will (i) deliver to Secured Party immediately upon execution of this Security Agreement the originals of all Chattel Paper, Securities and Instruments (if any then exist), (ii) hold in trust for Secured Party upon receipt and immediately thereafter deliver to Secured Party any Chattel Paper, Securities and Instruments constituting Collateral, and (iii) upon Secured Party's request, deliver to Secured Party (and thereafter hold in trust for Secured Party upon receipt and immediately deliver to Secured Party) any Document evidencing or constituting Collateral.

4.5              Uncertificated Securities and Certain Other Investment Property.  Each Debtor will permit Secured Party from time to time to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Investment Property not represented by certificates which are Collateral to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Investment Property not represented by certificates and all rollovers and replacements therefor to reflect the Lien of Secured Party granted pursuant to this Security Agreement.  Each Debtor will make commercially reasonable to cause (i) the issuers of uncertificated securities which are Collateral and which are Securities and (ii) any financial intermediary which is the holder of any Investment Property, to cause Secured Party to have and retain Control over such Securities or other Investment Property.  Without limiting the foregoing, each Debtor will, with respect to Investment Property held with a financial intermediary, take commercially reasonable efforts to cause such financial intermediary to enter into a control agreement with the Secured Party in form and substance satisfactory to Secured Party.

4.6              Stock and Other Ownership Interests.

4.6.1        Changes in Capital Structure of Issuers.  No Debtor will (i) permit or suffer any issuer of privately held corporate securities or other ownership interests in a corporation, partnership, joint venture or limited liability company constituting Collateral to dissolve, liquidate, retire any of its capital stock or other Instruments or Securities evidencing ownership, reduce its capital or merge or consolidate with any other entity, or (ii) vote any of the Instruments, Securities or other Investment Property in favor of any of the foregoing.

4.6.2        Issuance of Additional Securities.  No Debtor will permit or suffer the issuer of privately held corporate securities or other ownership interests in a corporation, partnership, joint venture or limited liability company constituting Collateral to issue any such securities or other ownership interests, any right to receive the same or any right to receive earnings, except to such Debtor.

4.6.3        Registration of Pledged Securities and other Investment Property.   Each Debtor will permit any registerable Collateral to be registered in the name of Secured Party or its nominee at any time.

4.6.4        Exercise of Rights in Pledged Securities and other Investment Property.  Each Debtor will permit Secured Party or its nominee at any time after the occurrence of and during the continuance of an Event of Default, without notice, to exercise all voting and corporate rights relating to the Collateral, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any corporate securities or other ownership interests or Investment Property in or of a corporation, partnership, joint venture or limited liability company constituting Collateral and the Stock Rights as if it were the absolute owner thereof.

4.6.5        Issuance of Securities.  Debtors shall not permit any limited partnership interests or ownership interests in a limited liability company which are included within the Collateral to at any time constitute a Security or consent to the issuer of any such interests taking any action to have such interests treated as a Security unless (i) all certificates or other documents constituting such Security have been delivered to Secured Party and such Security is properly defined as such under Article 8 of the UCC of the applicable jurisdiction, whether as a result of actions by the issuer thereof or otherwise, or (ii) Secured Party has entered into a control agreement with the issuer of such Security or with a securities intermediary relating to such Security and such Security is defined as such under Article 8 of the UCC of the applicable jurisdiction, whether as a result of actions by the issuer thereof or otherwise.

4.7              Accounts.

4.7.1        Verification of Accounts.  Secured Party shall have the right, at any time or times hereafter, in its name or in the name of a nominee of Secured Party, to verify the validity, amount or any other matter relating to any Accounts, by mail, telephone, telegraph or otherwise.

4.7.2        Appointment of the Agent as Attorney‑in‑Fact.  Each Debtor hereby irrevocably designates, makes, constitutes and appoints Secured Party (and all persons designated by Secured Party), exercisable after the occurrence of and during the continuance of an Event of Default, as its true and lawful attorney‑in‑fact, and authorizes Secured Party, in such Debtor's or Secured Party's name, to: (i) demand payment of Accounts; (ii) enforce payment of Accounts by legal proceedings or otherwise; (iii) exercise all of such Debtor's rights and remedies with respect to proceedings brought to collect an Account; (iv) sell or assign any Account upon such terms, for such amount and at such time or times as Secured Party deems advisable; (v) settle, adjust, compromise, extend or renew an Account; (vi) discharge and release any Account; (vii) take control in any manner of any item of payment or proceeds thereof; (viii) prepare, file and sign such Debtor's name on any proof of claim in bankruptcy or other similar document against any Account Debtor; (ix) endorse such Debtor's name upon any items of payment or proceeds thereof and deposit the same in Secured Party's account on account of the Obligations; (x) endorse such Debtor's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Account or any goods pertaining thereto; (xi) sign such Debtor's name on any verification of Accounts and notices thereof to Account Debtor; (xii) notify the post office authorities to change the address for delivery of such Debtor's  mail to an address designated by Secured Party, have access to any lock box or postal box into which any of such Debtor's mail is deposited, and open and dispose of all mail addressed such Debtor, and (xiii) do all acts and things which are necessary, in Secured Party's sole discretion, to fulfill such Debtor's obligations under this Security Agreement.

4.7.3        Notice to Account Debtor.  Secured Party may, in its sole discretion, at any time or times after an Event of Default has occurred and is continuing, and without prior notice to any Debtor, notify any or all Account Debtors that the Accounts have been assigned to Secured Party and that Secured Party has a security interest therein.  Secured Party may direct any or all Account Debtors to make all payments upon the Accounts directly to Secured Party.  Secured Party shall furnish the Debtors with a copy of such notice.  If requested by Secured Party while an Event of Default exists, Debtor shall require all Account Debtors to direct payments to a lockbox designated by the Secured Party and maintained under the Secured Party's dominion and control.  Proceeds of such lockbox will be deposited into a cash collateral account at Secured Party.

4.8              Deposit Accounts.  Each Debtor will (i) upon Secured Party's request, notify each bank or other financial institution in which it maintains a Deposit Account or other deposit (general or special, time or demand, provisional or final) of the security interest granted to Secured Party hereunder and take all steps necessary to cause each such bank or other financial institution to acknowledge such notification in writing and (ii) cause each such bank or other financial institution to enter into a control agreement, in form and substance acceptable to the Secured Party, transferring dominion and control over each such account to Secured Party.

4.9              Federal, State or Municipal Claims.  Each Debtor will notify Secured Party of any Collateral which constitutes a claim against a governmental authority, or any instrumentality or agency thereof, the assignment of which claim is restricted by federal, state or municipal law.

4.10          Warehouse Receipts Non‑Negotiable.  Each Debtor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of its inventory, such warehouse receipt or receipt in the nature thereof shall not be "negotiable" (as such term is used in Section 7‑104 of the UCC).

4.11          Mortgagee's and Landlord Waivers.  Each Debtor shall cause each mortgagee of real property owned by such Debtor (upon request by Secured Party) and each landlord of real property leased by such Debtor to execute and deliver instruments satisfactory in form and substance to Secured Party by which such mortgagee or landlord waives their rights, if any, in the Collateral.

4.12          Reserved.

4.13          Reserved.

4.14          Commercial Tort Claims.  If any Debtor at any time holds or acquires a Commercial Tort Claim, such Debtor shall immediately notify Secured Party in writing of the details thereof and grant to Secured Party in writing a security interest therein or lien thereon and in the Proceeds thereof, in form and substance reasonably satisfactory to Secured Party.

4.15          Letters‑of‑Credit Rights.  If any Debtor is at any time a beneficiary under a letter of credit now or hereafter issued in favor of any Debtor, such Debtor shall promptly notify Secured Party thereof in writing and, at Secured Party's request, such Debtor shall, pursuant to an agreement in form and substance reasonably satisfactory to Secured Party, either (a) arrange for the issuer or any confirmer of such letter of credit to consent to an assignment to Secured Party of the proceeds of any drawing under the letter of credit or (b) arrange for Secured Party to become the transferee beneficiary of the letter of credit, with Secured Party agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be applied as provided in the Loan Agreement.

4.16          Further Assurances; Additional Debtors.  At any time and from time to time, upon the request of Secured Party, and at the sole expense of the Debtors, each Debtor shall promptly execute and deliver all such further instruments and documents and take such further action as Secured Party may reasonably deem necessary or desirable to preserve and perfect its security interest in the Collateral and carry out the provisions and purposes of this Security Agreement, including, without limitation, (a) the execution and filing of such financing statements as Secured Party may require and (b) the deposit of all certificates of title issuable with respect to any of the Collateral and noting thereon the security interest hereunder.  A carbon, photographic, or other reproduction of this Security Agreement or of any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement and may be filed as a financing statement.  Each Debtor shall promptly endorse and deliver to Secured Party all documents, instruments, and chattel paper that it now owns or may hereafter acquire.  Upon the execution and delivery by any Person of a security agreement supplement in substantially the form of Exhibit F attached hereto (each a "Security Agreement Supplement"), (a) such Person shall be and become a Debtor hereunder and each reference in this Agreement and the other Loan Documents to "Debtor" shall also mean and be a reference to such Person, and (b) the supplemental exhibits A, B, C, D and E attached to each Security Agreement Supplement shall be incorporated into and become a part of and supplement Exhibits A, B, C, D and E, respectively, hereto, and Secured Party may attach such supplemental exhibits to such Exhibits; and each reference to such Exhibits shall mean and be a reference to such Exhibits as supplemented pursuant to each Security Agreement Supplement.

ARTICLE V

DEFAULT

5.1              Acceleration and Remedies.  Upon the occurrence of and during the continuance of an Event of Default under the Loan Agreement or any other Loan Document, Secured Party may exercise any or all of the following rights and remedies:

5.1.1        Those rights and remedies provided in this Security Agreement, the Loan Agreement, or any other Loan Document, provided that this Section 5.1.1 shall not be understood to limit any rights or remedies available to Secured Party prior to an Event of Default.

5.1.2        Those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank's right of setoff or bankers' lien) when a debtor is in default under a security agreement.

5.1.3        Without notice except as specifically provided in Section 8.1 or elsewhere herein, sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, for cash, on credit or for future delivery, and upon such other terms as Secured Party may deem commercially reasonable.

5.2              Debtors' Obligations Upon Event of Default.  Upon the request of Secured Party after the occurrence of and during the continuance of an Event of Default, each Debtor will:

5.2.1        Assembly of Collateral.  Assemble and make available to Secured Party the Collateral and all records relating thereto at any place or places specified by Secured Party.

5.2.2        Secured Party Access.  Permit Secured Party, by Secured Party's representatives and agents, to enter any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral and to remove all or any part of the Collateral.

5.3              License.  Secured Party is hereby granted a license or other right to use, following the occurrence and during the continuance of an Event of Default, without charge, each Debtor's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, customer lists and advertising matter, or any property of a similar nature, as it pertains to the Collateral, for the limited purpose of completing production of, advertising for sale, and selling any Collateral, and, following the occurrence and during the continuance of an Event of Default, each Debtor's rights under all licenses and all franchise agreements shall inure to Secured Party's benefit.  In addition, each Debtor hereby irrevocably agrees that Secured Party may, following the occurrence and during the continuance of an Event of Default, sell any of such Debtor's Inventory directly to any Person, including without limitation Persons who have previously purchased such Debtor's Inventory from such Debtor and in connection with any such sale or other enforcement of Secured Party's rights under this Security Agreement, may sell Inventory which bears any trademark owned by or licensed to such Debtor and any Inventory that is covered by any copyright owned by or licensed to such Debtor and Secured Party may finish any work in process and affix any trademark owned by or licensed to such Debtor and sell such Inventory as provided herein.

ARTICLE VI

WAIVERS, AMENDMENTS AND REMEDIES

No delay or omission of Secured Party to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Event of Default, or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy.  No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by Secured Party and then only to the extent in such writing specifically set forth.  All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to Secured Party until the Secured Obligations have been paid in full.

ARTICLE VII

PROCEEDS; COLLECTION OF RECEIVABLES

7.1              Lockboxes.  During the continuance of an Event of Default, upon request of Secured Party, each Debtor shall execute and deliver to Secured Party irrevocable lockbox agreements in the form provided by or otherwise acceptable to Secured Party, which agreements shall be accompanied by an acknowledgment by the bank where the lockbox is located of the Lien of Secured Party granted hereunder and of irrevocable instructions to wire all amounts collected therein to a special collateral account at Secured Party.

7.2              Collection of Receivables.  Upon the occurrence and continuation of a an Event of Default, Secured Party may at any time in its sole discretion, by giving the Debtors written notice, elect to require that the Receivables be paid directly to Secured Party.  In such event, each Debtor shall, and shall permit Secured Party to, promptly notify the Account Debtors or obligors under the Receivables of the Banks' interest therein and direct such Account Debtors or obligors to make payment of all amounts then or thereafter due under the Receivables directly to Secured Party.  Upon receipt of any such notice from Secured Party, each Debtor shall thereafter hold in trust for Secured Party, all amounts and proceeds received by it with respect to the Receivables and Other Collateral and immediately and at all times thereafter deliver to Secured Party all such amounts and proceeds in the same form as so received, whether by cash, check, draft or otherwise, with any necessary endorsements.  Secured Party shall hold and apply funds so received as provided by the terms of Sections 7.3 and 7.4.

7.3              Post Default Application.  If any Event of Default has occurred and is continuing, Secured Party may, from time to time, apply the collected balances in said cash collateral account to the payment of the Secured Obligations whether or not the Secured Obligations shall then be due.

7.4              Application of Proceeds.  After the occurrence and during the continuation of an Event of Default, the proceeds of the Collateral shall be applied by Secured Party to payment of the Secured Obligations in such manner and order as Secured Party may elect in its sole discretion.

ARTICLE VIII

GENERAL PROVISIONS

8.1              Notice of Disposition of Collateral.  Each Debtor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made.  To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to any Debtor, addressed as set forth in Article IX, at least 10 days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made.

8.2              Compromises and Collection of Collateral.  Each Debtor and Secured Party recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable.  In view of the foregoing, each Debtor agrees that Secured Party may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as Secured Party in its sole discretion shall determine or abandon any Receivable, and any such action by Secured Party shall be commercially reasonable so long as Secured Party acts in good faith based on information known to it at the time it takes any such action.

8.3              Secured Party Performance of Debtors' Obligations.  Without having any obligation to do so, Secured Party may perform or pay any obligation which any Debtor has agreed to perform or pay in this Security Agreement and each Debtor shall, jointly and severally, reimburse Secured Party for any amounts paid by Secured Party pursuant to this Section 8.3.  Each Debtor's obligation to reimburse Secured Party pursuant to the preceding sentence shall be a Secured Obligation payable on demand.

8.4              Authorization for Secured Party to Take Certain Action.  Each Debtor irrevocably authorizes Secured Party at any time and from time to time in the sole discretion of Secured Party and appoints Secured Party as its attorney in fact (i) to execute on behalf of such Debtor as debtor and to file financing statements necessary or desirable in the Secured Party's sole discretion to perfect and to maintain the perfection and priority of Secured Party's security interest in the Collateral, (ii) to, after the occurrence and during the continuance of an Event of Default, indorse and collect any cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral as a financing statement in such offices as the Secured Party in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of Secured Party's security interest in the Collateral, (iv) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Collateral and which are Securities or with financial intermediaries holding other Investment Property as may be necessary or advisable to give Secured Party Control over such Securities or other Investment Property, (v) subject to the terms of Section 4.1.4, to enforce payment of the Receivables in the name of Secured Party or such Debtor, (vi) to, after the occurrence and during the continuance of an Event of Default, apply the proceeds of any Collateral received by Secured Party to the Secured Obligations as provided in Article VII and (vii) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder), and such Debtor agrees to reimburse Secured Party on demand for any payment made or any expense incurred by Secured Party in connection therewith, provided that this authorization shall not relieve any Debtor of any of its obligations under this Security Agreement or under the Loan Agreement.

8.5              Specific Performance of Certain Covenants.  Each Debtor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.1.4, 4.4, 5.3, or 8.7 or in Article VII will cause irreparable injury to Secured Party, that Secured Party has no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of Secured Party to seek and obtain specific performance of other obligations of such Debtor contained in this Security Agreement, that the covenants of such Debtor contained in the Sections referred to in this Section 8.5 shall be specifically enforceable against such Debtor.

8.6              Use and Possession of Certain Premises.  Upon the continuance of an Event of Default, Secured Party shall be entitled to occupy and use any premises owned or leased by any Debtor where any of the Collateral or any records relating to the Collateral are located until the Secured Obligations are paid or the Collateral is removed therefrom, whichever first occurs, without any obligation to pay such Debtor for such use and occupancy.

8.7              Dispositions Not Authorized.  No Debtor is authorized to sell or otherwise dispose of the Collateral except as set forth in Section 4.1.5 and notwithstanding any course of dealing between any Debtor and the Secured Party or other conduct of the Secured Party, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 4.1.5) shall be binding upon Secured Party unless such authorization is in writing signed by Secured Party.

8.8              Benefit of Agreement.  The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Debtors, Secured Party and their respective successors and assigns, except that no Debtor shall have the right to assign its rights or delegate its obligations under this Security Agreement or any interest herein, without the prior written consent of Secured Party.

8.9              Survival of Representations.  All representations and warranties of each Debtor contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

8.10          Taxes and Expenses.  Any taxes (including income taxes) payable or ruled payable by Federal or State authority in respect of this Security Agreement shall be paid by each Debtor, together with interest and penalties, if any.  Debtors shall jointly and severally reimburse Secured Party for any and all out‑of‑pocket expenses and internal charges (including reasonable attorneys', auditors' and accountants' fees and reasonable time charges of attorneys, paralegals, auditors and accountants who may be employees of Secured Party) paid or incurred by Secured Party in connection with the preparation, execution, delivery, administration, collection and enforcement of this Security Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral).  Any and all costs and expenses incurred by each Debtor in the performance of actions required pursuant to the terms hereof shall be borne solely by such Debtor.

8.11          Headings.  The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

8.12          Termination.  This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until (i) the Loan Agreement has terminated pursuant to its express terms and (ii) all of the Secured Obligations have been indefeasibly paid and performed in full and no commitments of Secured Party which would give rise to any Secured Obligations are outstanding.  Upon termination of this Security Agreement, Secured Party shall promptly authorize the Debtor to file termination statements in the appropriate offices and jurisdictions releasing all security interests and liens Secured Party has on the Collateral, and shall otherwise perform all other actions reasonably requested by Debtor to release such security interests and liens, but all such actions shall be at Debtors' expense.

8.13          Entire Agreement.  This Security Agreement embodies the entire agreement and understanding between the Debtors and Secured Party relating to the Collateral and supersedes all prior agreements and understandings between the Debtors and Secured Party relating to the Collateral.

8.14          CHOICE OF LAW.  THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF TEXAS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

8.15          INDEMNITY.  EACH DEBTOR HEREBY AGREES TO INDEMNIFY SECURED PARTY AND ITS RESPECTIVE SUCCESSORS, ASSIGNS, AGENTS, ATTORNEYS, AND EMPLOYEES, FROM AND AGAINST ANY AND ALL LIABILITIES, DAMAGES, PENALTIES, SUITS, COSTS, AND EXPENSES OF ANY KIND AND NATURE  (INCLUDING, WITHOUT LIMITATION, ALL EXPENSES OF LITIGATION OR PREPARATION THEREFOR WHETHER OR NOT SECURED PARTY IS A PARTY THERETO) IMPOSED ON, INCURRED BY OR ASSERTED AGAINST SECURED PARTY OR THEIR RESPECTIVE SUCCESSORS, ASSIGNS, AGENTS, ATTORNEYS, AND EMPLOYEES, IN ANY WAY RELATING TO OR ARISING OUT OF THIS SECURITY AGREEMENT, OR THE MANUFACTURE, PURCHASE, ACCEPTANCE, REJECTION, OWNERSHIP, DELIVERY, LEASE, POSSESSION, USE, OPERATION, CONDITION, SALE, RETURN OR OTHER DISPOSITION OF ANY COLLATERAL (INCLUDING, WITHOUT LIMITATION, LATENT AND OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE BY THE Secured Party OR THE DEBTORS, AND ANY CLAIM FOR PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT).  NOTWITHSTANDING THE FOREGOING, NO PERSON SHALL BE INDEMNIFIED HEREUNDER FOR ACTS OR OMISSIONS ARISING OUT OF OR RESULTING FROM SUCH PERSON'S GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR FRAUD.

ARTICLE IX

NOTICES

9.1              Sending Notices.  Any notice required or permitted to be given under this Security Agreement shall be sent (and deemed received) in the manner and to the addresses set forth in the Loan Agreement.  All such notices to any Debtor hereunder shall be given or made at the appropriate address or telecopier number of Borrower in accordance with the Loan Agreement.

9.2              Change in Address for Notices.  Each of the Debtors and Secured Party may change the address for service of notice upon it by a notice in writing to the other parties.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Debtors and Secured Party have executed this Security Agreement as of the date first above written.

BORROWER:

HOME SOLUTIONS OF AMERICA, INC.

By:
            Jeff Mattich
            Chief Financial Officer

DEBTORS:

CORNERSTONE BUILDING AND REMODELING, INC.

By:
            Name:
            Title:

FIBER-SEAL SYSTEMS, L.P.

By:       FSS Holding Corp.,
            its general partner

            By:
                  Name:
                  Title:

HOME SOLUTIONS RESTORATION OF LOUISIANA, INC.

By:
            Name:
            Title:

P.W. STEPHENS, INC.

By:
            Name:
            Title:

SOUTHERN EXPOSURE UNLIMITED OF FLORIDA, INC.

By:
            Name:
            Title:

SE TOPS OF FLORIDA, INC.

By:
            Name:
            Title:

FSS HOLDING CORP.

By:
            Name:
            Title:

SOUTHERN EXPOSURE HOLDINGS, INC.

By:
            Name:
            Title:

SECURED PARTY:

TEXAS CAPITAL BANK, NATIONAL ASSOCIATION

By:
            Ronald K. Baker
            Executive Vice President